UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2006

Hanesbrands Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-32891	20-3552316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 East Hanes Mill Road Winston-Salem, NC		27105
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (336) 519-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

In connection with our spin-off from Sara Lee Corporation, on September 1, 2006, we adopted in final form and/or ratified the following benefit and incentive plans and other benefit programs for our executive officers, general employees and non-employee directors.

•	Hanesbrands Inc. Omnibus Incentive Plan of 2006

•	Hanesbrands Inc. Supplemental Employee Retirement Plan (the “Hanesbrands SERP”)

•	Hanesbrands Inc. Performance-Based Annual Incentive Plan (the “Hanesbrands AIP”)

•	Hanesbrands Inc. Executive Deferred Compensation Plan

•	Hanesbrands Inc. Non-Employee Director Deferred Compensation Plan

•	Hanesbrands Inc. Executive Life Insurance Program

•	Hanesbrands Inc. Executive Long-Term Disability Program

•	Hanesbrands Inc. Employee Stock Purchase Plan of 2006 (the “Hanesbrands ESPP”)

Further, on August 30, 2006, the board ratified the Hanesbrands Inc. Retirement Savings Plan (the “Hanesbrands 401(k)”). The material terms of these plans are summarized below. For a more complete understanding of these plans, please see the copies of these plans that are filed as exhibits to this Current Report on Form 8-K. In addition, the material terms of all of these plans were described in the Information Statement that is filed as Exhibit 99.1 to our registration statement on Form 10. In addition to the plans and programs listed above, on September 1, 2006, we entered into severance and change in control agreements with our executive officers.

Hanesbrands Inc. Omnibus Incentive Plan of 2006

The Hanesbrands Omnibus Incentive Plan will permit the issuance of long-term incentive awards to our employees and non-employee directors and employees of our subsidiaries to promote the interests of our company and our stockholders. This plan is designed to promote these interests by providing such employees and eligible non-employee directors with a proprietary interest in pursuing long-term growth, profitability and financial success of our company. Awards granted under this plan may be in the form of common stock, restricted stock, restricted stock units, deferred stock units, performance shares, cash, options and stock appreciation rights. The aggregate number of shares of our common stock that may be issued under the plan shall not exceed 13,105,000 shares (subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, or similar transaction). The Hanesbrands Omnibus Incentive Plan will be administered by our Compensation and Benefits Committee.

Hanesbrands Inc. Retirement Savings Plan

The Hanesbrands 401(k) Plan is a defined contribution retirement plan intended to qualify under Section 401(a) of the Internal Revenue Code of 1986 (the “Code”). All of our employees, including our executive officers, generally will be eligible to participate in the Hanesbrands 401(k) Plan. Under the Hanesbrands 401(k) Plan, employees will be eligible to contribute a portion of their compensation to the plan on a pre-tax basis and receive a matching employer contribution of up to a possible maximum of 4% of their eligible compensation. In addition, exempt and non-exempt salaried employees will be eligible to receive an employer contribution of up to an additional 4% of their eligible compensation. Hourly, non-union employees and New York sample based department union employees will be eligible to receive an amount determined by us in our discretion but not more than 2% of their eligible compensation. Finally, employees who are exempt or non-exempt salaried employees and who, on January 1, 2006, had attained age 50 and completed 10 years of service with Sara Lee are eligible to receive a non-matching employer contribution of 10% of their eligible 2006 compensation if they are not eligible for the transitional credits provided in the Hanesbrands SERP and if they are employed by us on December 31, 2006 or if their employment ended prior to that date due to retirement, death or total disability.

Hanesbrands Inc. Supplemental Employee Retirement Plan

The Hanesbrands SERP is a nonqualified supplemental retirement plan. The purpose of the Hanesbrands SERP is to provide to a select group of management or highly compensated employees supplemental deferred compensation benefits primarily consisting of (i) benefits that would be earned under the Hanesbrands 401(k) Plan but for certain compensation and benefit limitations imposed on the Hanesbrands 401(k) Plan by the Code, (ii) those supplemental retirement benefits that had been accrued under the Sara Lee Corporation Supplemental Executive Retirement Plan as of December 31, 2005 and (iii) transitional defined contribution credits for one to five years and ranging from 4% to 15% of eligible compensation for certain executives based on their combined age and years of service as of January 1, 2006.

Hanesbrands Inc. Performance-Based Annual Incentive Plan

The Hanesbrands AIP is designed to provide annual cash awards that satisfy the conditions for performance-based compensation under Section 162(m) of the Code. The Hanesbrands AIP will be administered by our Compensation and Benefits Committee. Under the Hanesbrands AIP, the Compensation and Benefits Committee will have the authority to grant annual incentive awards to our key employees (including our executive officers) or the key employees of our subsidiaries. Each annual incentive award will be paid out of an incentive pool established for a performance period. Typically, the performance period will be our fiscal year. The incentive pool will equal 3% of our operating income for the fiscal year. The Compensation and Benefits Committee will allocate an incentive pool percentage to each designated participant for each performance period. In no event may the incentive pool percentage for any one participant exceed 40% of the total pool for that performance period. For purposes of the Hanesbrands AIP, “operating income” will mean our operating income for a performance period as reported on our income statement computed in accordance with generally accepted accounting principles, but shall exclude (i) the effects of charges for restructurings, (ii) discontinued operations, (iii) extraordinary items or other unusual or non-recurring items and (iv) the cumulative effect of tax or accounting changes. Each participant’s incentive award will be determined by the Compensation and Benefits Committee based on the participant’s allocated portion of the incentive pool and attainment of specified performance measures subject to adjustment in the sole discretion of the Compensation and Benefits Committee. In no event may the portion of the incentive pool allocated to a participant who is a covered employee for purposes of Section 162(m) of the Code be increased in any way, including as a result of the reduction of any other participant’s allocated portion, but such portion may be decreased by the Compensation and Benefits Committee. The Compensation and Benefits Committee may make retroactive adjustments to, and the participant shall reimburse us for, any cash or equity based incentive compensation paid to the participant where such compensation was predicated upon achieving certain financial results that were substantially the subject of a restatement, and as a result of the restatement it is determined that the participant otherwise would not have been paid such compensation, regardless of whether or not the restatement resulted from the participant’s misconduct.

Hanesbrands Inc. Deferred Compensation Plans

The Hanesbrands Inc. Executive Deferred Compensation Plan and the Hanesbrands Inc. Non-Employee Director Deferred Compensation Plan allow executive officers and Non-Employee Directors, respectively, to elect to defer receipt of cash and equity compensation. The amount of compensation that may be deferred by each participant is determined in accordance with the plans based on elections by such participant. A participant may designate one or more beneficiaries to receive any portion of the obligations payable in the event of death, however participants or beneficiaries may not anticipate, alienate, sell, transfer, assign or otherwise dispose of any right or interest in the plans. The amount payable to participants will be payable either on the withdrawal date elected by the participant or upon the occurrence of certain events as provided under the plans. The amounts payable under the plans earn or lose value based on the investment performance of one or more of the various investment funds offered under the plans and selected by the participants.

Hanesbrands Inc. Executive Life Insurance Program

The Executive Life Insurance Program provides life insurance coverage during active employment for our executive officers in an amount equal to three times such executive officer’s annual base salary. We also offer continuing coverage following retirement equal to such executive officer’s annual base salary immediately prior to retirement.

Hanesbrands Inc. Executive Disability Program

The Executive Disability Program provides disability coverage for our executive officers. Should an executive officer become totally disabled, the program will provide a monthly disability benefit equal to 1/12 of the sum of (i) 75% of the executive officer’s annual base salary (not in excess of $500,000) and (ii) 50% of the executive officer’s annual average short-term incentive bonus (not in excess of $250,000). The maximum monthly disability benefit is $62,500 and is reduced by any disability benefits payable to the executive officer under Social Security, workers’ compensation, a state compulsory disability law or another plan of Hanesbrands providing benefits for disability.

Hanesbrands Inc. Employee Stock Purchase Plan of 2006

The purpose of the Hanesbrands ESPP is to provide an opportunity for eligible employees and eligible employees of designated subsidiaries to purchase a limited number of shares of our common stock at a discount through voluntary automatic payroll deductions. The Hanesbrands ESPP is designed to attract, retain, and reward our employees and to strengthen the mutuality of interest between our employees and our stockholders. The Hanesbrands ESPP will be administered by our Compensation and Benefits Committee. We intend to implement the terms of the Hanesbrands ESPP in 2007. The aggregate number of shares of our common stock that may be issued under the Hanesbrands ESPP will not exceed 2,442,000 shares (subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, or similar transaction). All of our U.S. employees (other than any employee who owns more than 5% of our stock) may participate in the Hanesbrands ESPP other than employees whose customary employment is 20 hours or less per week or employees whose customary employment is for not more than five months per year. The Compensation and Benefits Committee, in its discretion, may extend the Hanesbrands ESPP to international employees.

Severance/Change in Control Agreements

In addition to the plans and programs described above, on September 1, 2006, we entered into severance/change in control agreements (“Severance Agreements”) with the following executive officers:

•	Lee A. Chaden,

•	Richard A. Noll,

•	E. Lee Wyatt Jr.,

•	Gerald W. Evans Jr.,

•	Michael Flatow,

•	Kevin D. Hall,

•	Joan P. McReynolds, and

•	Kevin W. Oliver.

The Severance Agreements are filed as exhibits to this Current Report on Form 8-K. The following description is a summary of those agreements and is qualified in its entirety by reference to the filed agreements.

Severance. The Severance Agreements with our executive officers provide them with severance benefits upon their involuntary termination of employment. Generally, if an executive officer’s employment is terminated by us for any reason other than for cause (as defined in the agreement) or if an executive officer terminates his or her employment at our request, we will pay the executive officer severance benefits for a period of 12 to 24 months depending on the executive officer’s position and length of service (including prior service with Sara Lee). To receive these payments, we will require the executive officer to sign an agreement that prohibits, among other things, the executive officer from working for our competitors, soliciting business from our customers, attempting to hire our employees and disclosing our confidential information. The executive officer would also have to agree to release any claims against us. Severance payments terminate if the terminated executive officer becomes employed by one of our competitors.

The monthly severance benefit that we would pay to each executive officer will be based on the executive officer’s base salary (and, in limited cases, determined bonus), divided by 12. A terminated executive officer also would receive a pro-rated payment under any incentive plans applicable to the fiscal year in which the termination occurs based on actual full fiscal year performance. The terminated executive officer’s eligibility to participate in our medical, dental and executive life insurance plans would continue for the same number of months for which he or she is receiving severance payments. The terminated executive officer’s participation in all other benefit plans will cease as of the date of termination of employment.

Change in Control. The Severance Agreements also contain change in control benefits for our executive officers to help keep them focused on their work responsibilities during the uncertainty that accompanies a change in control, to preserve benefits after a change in control transaction and to help us attract and retain key talent. A change in control of our company is defined in the Severance Agreement. Generally, the agreements provide for severance pay and continuation of certain benefits if the executive officer’s employment is terminated involuntarily (for a reason other than “cause” as defined in the agreement) within two years following a change in control, or within three months prior to a change in control. An involuntary termination will also include a voluntary termination by the executive officer for “good reason” (as defined in the agreements). In order to benefit from the change in control provision, the executive officer would have to agree to release any claims against us. Severance payments terminate if terminated executive officer becomes employed by one of our competitors.

The Severance Agreements provide that the terminated executive officer will receive in a lump sum payment, two times (three times in the case of Mr. Noll) his or her cash compensation (consisting of base salary, the greater of their current target bonus or their average actual bonus over the prior three years and the matching contribution to the defined contribution plan in which the executive officer is participating), a pro-rated portion of his or her annual bonus for the fiscal year in which the termination occurs based upon the greater of their target bonus or actual performance as of the date of termination, a pro-rata portion of his or her long-term cash incentive plan payment for any performance period that is at least fifty percent (50%) completed prior to the executive officer’s termination date, the replacement of lost savings and retirement benefits through the Hanesbrands SERP and the continued eligibility to participate in our medical, dental and executive insurance plans during the change in control severance period. The change in control severance period is a period of two years (three years for Mr. Noll) following the executive officer’s termination date. Outstanding awards under the Hanesbrands OIP will be treated pursuant to the terms of the Hanesbrands OIP. In the event that any payments made in connection with a change in control would be subjected to the excise tax imposed by Section 4999 of the Code, the agreements will provide that we will make tax equalization payments with respect to the executive officer’s compensation for all federal, state and local income and excise taxes, and any penalties and interest, but only if the total payments made in connection with a change in control exceed three hundred thirty percent (330%) of such executive officer’s “base amount” (as determined under Section 280G(b) of the Code). Otherwise, the payments made to such executive officer in connection with a change in control that are classified as parachute payments will be reduced so that the value of the total payments to such executive officer is one dollar ($1) less than the maximum amount such executive officer may receive without becoming subject to the tax imposed by Section 4999 of the Code. In consideration for these benefits, the agreements will prohibit the executive officer from working for certain competitors, soliciting business from our customers, attempting to hire our employees and disclosing our confidential information.

Each Severance Agreement is effective for an unlimited term, unless we give at least 18 months prior written notice that the agreement will not be renewed. In addition, if a change in control occurs during the term, the agreement will automatically continue for two years following the change in control.

Item 1.01 Entry into a Material Definitive Agreement; Item 3.03 Material Modification to the Rights of Security Holders

On September 1, 2006, we entered into a stockholder rights agreement with Computershare Trust Company, N.A., Rights Agent (the “Rights Agreement”). Pursuant to the Rights Agreement, one preferred stock purchase right will be distributed with and attached to each share of our common stock. Each right will entitle its holder, under the circumstances described below, to purchase from us one one-thousandth of a share of our Series A Preferred Stock at an exercise price of $75 per right. The following description of the rights is a summary and is qualified in its entirety by reference to the Rights Agreement, which is attached hereto as Exhibit 4.1 to this Current Report on Form 8-K.

Initially, the rights will be associated with our common stock and evidenced by book-entry statements, which will contain a notation incorporating the rights by reference. Each right initially will be transferable with and only with the transfer of the underlying share of common stock. The rights will become exercisable and separately certificated only upon the rights distribution date, which will occur upon the earlier of:

•	ten days following a public announcement by us that a person or group (an “acquiring person”) has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of our outstanding shares of common stock (the date of the announcement being the “stock acquisition date”); or

•	ten business days (or later if so determined by our board of directors) following the commencement of or public disclosure of an intention to commence a tender offer or exchange offer by a person if, after acquiring the maximum number of securities sought pursuant to such offer, such person, or any affiliate or associate of such person, would acquire, or obtain the right to acquire, beneficial ownership of 15% or more of our outstanding shares of our common stock.

Until the rights distribution date, the transfer of any shares of common stock outstanding also will constitute the transfer of the rights associated with such shares.

As soon as practicable after the rights distribution date, the rights agent will mail to each record holder of our common stock as of the close of business on the rights distribution date certificates evidencing the rights. From and after the rights distribution date, the separate certificates alone will represent the rights. Except as otherwise provided in the rights agreement, only shares of common stock issued or sold by Hanesbrands prior to the rights distribution date will receive rights.

The rights are not exercisable until the rights distribution date and will expire ten years from their issuance, unless earlier redeemed or exchanged by us as described below.

Upon our public announcement that a person or group has become an acquiring person (a “flip-in event”), each holder of a right (other than any acquiring person and certain related parties, whose rights will have automatically become null and void) will have the right to receive, upon exercise, common stock with a value equal to two times the exercise price of the right.

For example, at an exercise price of $75 per right, each right not owned by an acquiring person (or by certain related parties) following a flip-in event would entitle its holder to purchase $150 worth of common stock (or other consideration, as described above) for $75. Assuming that the common stock had a per share value of $37.50 at that time, the holder of each valid right would be entitled to purchase four shares of common stock for $75.

In the event that, at any time after a person becomes an acquiring person:

•	we are acquired in a merger or other business combination in which we are not the surviving entity;

•	we are acquired in a merger or other business combination in which we are the surviving entity and all or part of our common stock is converted into or exchanged for securities of another entity, cash or other property;

•	we effect a share exchange in which all or part of our common stock is exchanged for securities of another entity, cash or other property; or

•	50% or more of our assets or earning power is sold or transferred,

(the above events being “business combinations”) then each holder of a right (except rights which previously have been voided as described above) will have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the right.

The exercise price of our Series A Preferred Stock, the number of shares of Series A Preferred Stock issuable and the number of outstanding rights will adjust to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of the Series A Preferred Stock or common stock.

We may redeem the rights in whole, but not in part, at a price of $0.001 per right (subject to adjustment and payable in cash, common stock or other consideration deemed appropriate by our board of directors) at any time prior to the earlier of the stock acquisition date and the rights expiration date. Immediately upon the action of our board of directors authorizing any redemption, the rights will terminate and the holders of rights will only be entitled to receive the redemption price.

At any time after a person becomes an acquiring person and prior to the earlier of (i) the time any person, together with all affiliates and associates, becomes the beneficial owner of 50% or more of our outstanding common stock and (ii) the occurrence of a business combination, our board of directors may cause us to exchange for all or part of the then-outstanding and exercisable rights shares of our common stock at an exchange ratio of one common share per right, adjusted to reflect any stock split, stock dividend or similar transaction.

Until a right is exercised, its holder, as such, will have no rights as a stockholder with respect to such rights, including, without limitation, the right to vote or to receive dividends. While the distribution of the rights will not result in the recognition of taxable income by our stockholders or us, stockholders may, depending upon the circumstances, recognize taxable income after a triggering event.

The terms of the rights may be amended by our board of directors without the consent of the holders of the rights. From and after the stock acquisition date, however, no amendment can adversely affect the interests of the holders of the rights.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Amendments to the Articles of Incorporation

On September 1, 2006, our Board of Directors approved certain amendments to our articles of incorporation. These amendments were included in Articles of Amendment and Restatement that were filed and became effective upon filing with the State Department of Assessments and Taxation of Maryland on September 1, 2006. The Articles of Amendment and Restatement (i) increased our authorized share capital to 550,000,000 shares of stock, consisting of (a) 500,000,000 shares of Common Stock, $0.01 par value per share (“Common Stock”), and (b) 50,000,000 shares of Preferred Stock, par value $0.01 per share (“Preferred Stock”), and (ii) identified the initial members of our Board of Directors.

A copy of our Articles of Amendment and Restatement is filed hereto as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Articles Supplementary

In connection with the amendments to our articles of incorporation described above, our Board or Directors also approved Articles Supplementary that became effective upon filing with the State Department of Assessments and Taxation of Maryland on September 1, 2006. The Articles Supplementary classify and designate 500,000 shares of authorized and unissued Preferred Stock as Junior Participating Preferred Stock, Series A.

A copy of our Articles Supplementary is filed hereto as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Amended and Restated Bylaws

On September 1, 2006, our Board of Directors approved certain amendments to our bylaws. These amended and restated bylaws became effective upon the filing of the Articles of Amendment and Restatement and modify various provisions of our previous bylaws by:

•	providing procedures for stockholders to request special meetings of the stockholders;

•	requiring advance notice of stockholder director nominees and other stockholder proposals;

•	changing the procedures by which stockholders may take action by written consent;

•	changing the procedures for filling vacancies on the Board of Directors;

•	permitting the ratification of transactions that are challenged in certain stockholder derivative proceedings; and

•	changing the indemnification rights and procedures for our directors and officers.

A copy of our amended and restated bylaws is filed as Exhibit 3.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events

In connection with our spin-off from Sara Lee Corporation, Sara Lee distributed to its stockholders an information statement, dated August 11, 2006, regarding us and the spin-off. A copy of the information statement is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit
3.1	Articles of Amendment and Restatement of Hanesbrands Inc.

3.2	Articles Supplementary (Junior Participating Preferred Stock, Series A).

3.3	Amended and Restated Bylaws of Hanesbrands Inc.

4.1	Rights Agreement between Hanesbrands Inc. and Computershare Trust Company, N.A., Rights Agent.

4.2	Form of Rights Certificate.

10.1	Hanesbrands Inc. Omnibus Incentive Plan of 2006.

10.2	Form of Non-Employee Director Restricted Stock Unit Grant Notice and Agreement under the Hanesbrands Inc. Omnibus Incentive Plan of 2006.

10.3	Form of Stock Option Grant Notice and Agreement under the Hanesbrands Inc. Omnibus Incentive Plan of 2006.

10.4	Form of Restricted Stock Unit Grant Notice and Agreement under the Hanesbrands Inc. Omnibus Incentive Plan of 2006.

10.5	Hanesbrands Inc. Retirement Savings Plan.

10.6	Hanesbrands Inc. Supplemental Employee Retirement Plan.

10.7	Hanesbrands Inc. Performance-Based Annual Incentive Plan.

10.8	Hanesbrands Inc. Executive Deferred Compensation Plan.

10.9	Hanesbrands Inc. Executive Life Insurance Plan.

10.10	Hanesbrands Inc. Executive Long-Term Disability Plan.

10.11	Hanesbrands Inc. Employee Stock Purchase Plan of 2006.

10.12	Hanesbrands Inc. Non-Employee Director Deferred Compensation Plan.

10.13	Severance Agreement between Hanesbrands Inc. and Richard A. Noll

10.14	Severance Agreement between Hanesbrands Inc. and Joan P. McReynolds

10.15	Severance Agreement between Hanesbrands Inc. and Kevin D. Hall

10.16	Severance Agreement between Hanesbrands Inc. and Michael Flatow

10.17	Severance Agreement between Hanesbrands Inc. and Gerald W. Evans Jr.

10.18	Severance Agreement between Hanesbrands Inc. and E. Lee Wyatt Jr.

10.19	Severance Agreement between Hanesbrands Inc. and Lee A. Chaden

10.20	Severance Agreement between Hanesbrands Inc. and Kevin W. Oliver

99.1	Information Statement of Hanesbrands Inc. dated August 11, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 1, 2006

Hanesbrands Inc.

By:	/s/ Catherine Meeker
Catherine Meeker
Associate General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit
3.1	Articles of Amendment and Restatement of Hanesbrands Inc.

3.2	Articles Supplementary (Junior Participating Preferred Stock, Series A).

3.3	Amended and Restated Bylaws of Hanesbrands Inc.

4.1	Rights Agreement between Hanesbrands Inc. and Computershare Trust Company, N.A., Rights Agent.

4.2	Form of Rights Certificate.

10.1	Hanesbrands Inc. Omnibus Incentive Plan of 2006.

10.2	Form of Non-Employee Director Restricted Stock Unit Grant Notice and Agreement under the Hanesbrands Inc. Omnibus Incentive Plan of 2006.

10.3	Form of Stock Option Grant Notice and Agreement under the Hanesbrands Inc. Omnibus Incentive Plan of 2006.

10.4	Form of Restricted Stock Unit Grant Notice and Agreement under the Hanesbrands Inc. Omnibus Incentive Plan of 2006.

10.5	Hanesbrands Inc. Retirement Savings Plan.

10.6	Hanesbrands Inc. Supplemental Employee Retirement Plan.

10.7	Hanesbrands Inc. Performance-Based Annual Incentive Plan.

10.8	Hanesbrands Inc. Executive Deferred Compensation Plan.

10.9	Hanesbrands Inc. Executive Life Insurance Plan.

10.10	Hanesbrands Inc. Executive Long-Term Disability Plan.

10.11	Hanesbrands Inc. Employee Stock Purchase Plan of 2006.

10.12	Hanesbrands Inc. Non-Employee Director Deferred Compensation Plan.

10.13	Severance Agreement between Hanesbrands Inc. and Richard A. Noll

10.14	Severance Agreement between Hanesbrands Inc. and Joan P. McReynolds

10.15	Severance Agreement between Hanesbrands Inc. and Kevin D. Hall

10.16	Severance Agreement between Hanesbrands Inc. and Michael Flatow

10.17	Severance Agreement between Hanesbrands Inc. and Gerald W. Evans Jr.

10.18	Severance Agreement between Hanesbrands Inc. and E. Lee Wyatt Jr.

10.19	Severance Agreement between Hanesbrands Inc. and Lee A. Chaden

10.20	Severance Agreement between Hanesbrands Inc. and Kevin W. Oliver

99.1	Information Statement of Hanesbrands Inc. dated August 11, 2006